EXHIBIT 4.10

THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES, BLUE SKY OR OTHER APPLICABLE LAWS OF ANY STATE, OR ANY OTHER RELEVANT JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT IS (A) REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL SECURITIES LAWS, THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION OR (B) EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THEREFORE, NO SALE, PLEDGE OR OTHER TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE, PLEDGE OR OTHER TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER THE SECURITIES, BLUE SKY, OR OTHER APPLICABLE LAWS OF ANY STATE, OR OTHER RELEVANT JURISDICTION, OR (B) THE OBLIGOR SHALL HAVE BEEN SATISFIED THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.


                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE


$50,000 - Principal Amount                       Issue Date - September 2, 2003

      FOR VALUE RECEIVED, Crdentia Corp, a Delaware corporation ("Obligor"), hereby promises to pay to the order of The DeLuca Trust, Joseph M. DeLuca, Trustee, dated 1/7/2000 or its assigns ("Holder"), in lawful money of the United States at the address of Holder set forth below, the principal sum of Fifty Thousand dollars ($50,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance. Interest shall accrue at a rate of ten percent (10%) per annum, simple interest, and shall be payable quarterly. Subject to the conversion provisions set forth herein, unpaid principal together with all accrued and unpaid interest shall be due and payable in full on September 2, 2004 (the "Due Date"). This Note may be prepaid, in whole or in part, at any time without premium or penalty.

      This Note is being issued as one of a series of convertible subordinated promissory notes (collectively, the "Notes") issued by the Obligor on or about the date hereof pursuant to certain Subscription Agreements among the Obligor and the holders of the Notes. Any of the terms of this Note may be waived or modified only in writing, signed by the Obligor and the holders of sixty six and two-thirds percent (66 2/3%) of the aggregate principal amount of all then outstanding notes issued by the Obligor pursuant to the Subscription Agreements.

      The outstanding principal balance plus accrued and unpaid interest on this Note shall be converted at Holder's option and in Holder's sole discretion prior to the Due Date into shares of the Obligor's Common Stock (the "Common Stock"). The number of shares of Common Stock shall be equal to the quotient obtained by dividing (a) the aggregate outstanding principal due, plus accrued and unpaid interest on this Note on the date of conversion by (b) the Conversion Price. For purposes of this Note, the "Conversion Price" shall mean the lesser of (x) one dollar and fifty cents ($1.50) or (y) the per share price of the Obligor's equity securities issued upon the closing of the Obligor's next private equity financing (the "New Financing"). If Obligor shall issue after the Issue Date any Additional Stock for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to such issuance shall be forthwith adjusted to the price paid per share for such Additional Stock. For purposes of this Note, Additional Stock shall mean any shares of Common Stock issued by Obligor after the Issue Date other than: (a) Common Stock issued pursuant to the conversion of the Notes or the conversion of exercise of any convertible or exercisable instrument outstanding prior to the Issue Date, (b) Common Stock issuable or issued to employees, consultants, directors or vendors of Obligor pursuant to a stock plan or restricted stock plan, (c) Common Stock issued or issuable in a public offering, (d) Common Stock issued in connection with the acquisition of another corporation or entity by Obligor and (e) Common Stock issued in connection with strategic alliances or to strategic corporate partners or to parties that are providing Obligor with equipment loans, real property leases, loans, credit lines, guarantees of indebtedness, licensing agreements, consulting agreements, cash price reductions or similar transactions.

      In the event that Obligor completes a New Financing prior to the Due Date, the outstanding principal balance plus accrued and unpaid interest on this Note shall be converted at Holder's option and in Holder's sole discretion into the equity securities issued in the New Financing. The number of shares of equity securities shall be equal to the quotient obtained by dividing (a) the aggregate outstanding principal due, plus accrued and unpaid interest on this Note on the date of such conversion by (b) the per share price of such equity securities issued in the New Financing.

      No fractional shares will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Obligor will pay to Holder in cash that amount of the unconverted principal and interest balance of this Note. Upon conversion of this Note into such equity securities, Holder shall surrender this Note, duly endorsed, at the principal offices of the Obligor or any transfer agent for the Obligor. At its expense, Obligor will, as soon as practicable thereafter, issue and deliver to Holder a certificate for the number of shares of equity securities to which Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described above. Upon conversion of this Note into such equity securities, Obligor will be forever released from all its obligations and liabilities under this Note, including without limitation the obligation to pay the principal and interest amounts.

      If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

      The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Obligor's Senior Debt. For purposes of this Note, "Senior Debt" shall mean the principal of (and premium, if any) and unpaid interest on, or other payment obligation with respect to (a) all indebtedness of the Obligor to commercial banks, equipment lessors and other traditional lending institutions for money borrowed by the Obligor whether or not secured, and (b) any such indebtedness to commercial banks or any debentures, notes or other evidence of indebtedness issued in exchange for such indebtedness. Notwithstanding anything herein to the contrary, no payment of principal or interest shall be made on this Note if, but only as long as, there exists any default, or the existence of any event which, with the giving of notice, would constitute a default, in the payment of Senior Debt, as determined by the terms of any such Senior Debt. Holder shall execute, at or following the date hereof, as the case may be, all subordination documents required by the holders of Senior Debt necessary to effectuate the terms of the foregoing.

      In the event that Obligor (a) fails to make payment on any date for payment herein above specified of all principal and interest due hereunder on such date, (b) admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or (c) an involuntary petition is filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof, Obligor shall be deemed to be in default hereunder. In the event of such default, Holder may, at Holder's option and in Holder's sole discretion, five (5) days after giving notice of default to Obligor, accelerate the maturity of all amounts due under this Note by giving notice of such acceleration.

      The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

      Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor (but not notice of default). No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

      The right to plead any and all statutes of limitations as a defense to any demand on this Note, or any guaranty hereof, or any agreement to the same, or any instrument securing this Note, or any and all obligations or liabilities arising out of or in connection with this Note, is expressly waived by Obligor and each and every endorser or guarantor if any, to the fullest extent permitted by law.

      Notwithstanding anything to the contrary contained herein, the total liability for payments hereunder in the nature of interest shall not exceed the limits imposed by applicable interest rate limitation laws.

      The provisions of this Note are intended by Obligor to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Note or any part thereof.

      If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Holder.

      Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or one day after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

         If to Holder:              Joseph M. DeLuca
                                    1221 Grand Street
                                    Alameda, CA 94501

         If to Obligor:             Crdentia Corp.
                                    Attention: James D. Durham
                                    455 Market Street, Suite 1220
                                    San Francisco, California 94105


         with a copy to:            Steven G. Rowles, Esq.
                                    Morrison & Foerster LLP
                                    3811 Valley Centre Drive, Suite 500
                                    San Diego, CA 92130

Any payment shall be deemed made upon receipt by Holder. Holder or Obligor may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

OBLIGOR:                               CRDENTIA CORP.,
                                       a Delaware corporation



                                       By: /s/ James D. Durham
                                          --------------------------------------
                                          Name: James D. Durham
                                          Title:  Chief Executive Officer

                                 CRDENTIA CORP.

              AMENDMENT TO CONVERTIBLE SUBORDINATED PROMISSORY NOTE

      This Amendment to Convertible Subordinated Promissory Note (this "Amendment") is made effective as of September 2, 2004 by and among Crdentia Corp., a Delaware corporation (the "Company") and The DeLuca Trust, Joseph M. DeLuca Trustee, dated 1/7/2000 (the "Noteholder").


                                    RECITALS

      A. On or about September 2, 2003, the Company issued to the Noteholder a certain Convertible Subordinated Promissory Note in the original principal amount of $50,000 (the "Note").

      B. The Company and the Noteholder desire to amend certain terms of the Note.

      In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows. Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Note:

      1. Amendment to First Paragraph of the Note.

      The first paragraph of the Note shall be amended and restated to read as follows:

                  FOR VALUE RECEIVED, Crdentia Corp, a Delaware corporation ("Obligor"), hereby promises to pay to the order of The DeLuca Trust, Joseph M. DeLuca, Trustee, dated 1/7/2000 or its assigns ("Holder"), in lawful money of the United States at the address of Holder set forth below, the principal sum of Fifty Thousand dollars ($50,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance. Interest shall accrue at a rate of ten percent (10%) per annum, simple interest, and shall be payable quarterly. Subject to the conversion provisions set forth herein, unpaid principal together with all accrued and unpaid interest shall be due and payable in full on March 2, 2005 (the "Due Date"). This Note may be prepaid, in whole or in part, at any time without premium or penalty.

      2. Effect of Amendment. Except as expressly amended, restated or consented to in this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

      3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      6. Entire Agreement. This Amendment, together with the Note and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.


By: /s/ James D. Durham
    -------------------------
    James D. Durham
    Chief Executive Officer


NOTEHOLDER:

THE DELUCA TRUST, JOSEPH M. DELUCA TRUSTEE, DATED 1/7/2000


By: /s/ Joseph M. DeLuca
    -------------------------
    Joseph M. DeLuca
    Trustee

                                 CRDENTIA CORP.

          AMENDMENT NO. 2 TO CONVERTIBLE SUBORDINATED PROMISSORY NOTE

      This Amendment No. 2 to Convertible Subordinated Promissory Note (this "Amendment") is made effective as of March 2, 2005 by and among Crdentia Corp., a Delaware corporation (the "Company") and The DeLuca Trust, Joseph M. DeLuca Trustee, dated 1/7/2000 (the "Noteholder").


                                    RECITALS

      A. On or about September 2, 2003, the Company issued to the Noteholder a certain Convertible Subordinated Promissory Note in the original principal amount of $50,000 (the "Note").

      B. On or about September 2, 2004, the Company and the Noteholder entered into an Amendment to the Note ("Amendment No. 1").

      B. The Company and the Noteholder desire to amend certain terms of the Note, as previously amended by Amendment No. 1.

      In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows. Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Note:

      7. Amendment to First Paragraph of the Note.

      The first paragraph of the Note, as previously amended by Amendment No. 1, shall be amended and restated to read as follows:

                  FOR VALUE RECEIVED, Crdentia Corp, a Delaware corporation ("Obligor"), hereby promises to pay to the order of The DeLuca Trust, Joseph M. DeLuca, Trustee, dated 1/7/2000 or its assigns ("Holder"), in lawful money of the United States at the address of Holder set forth below, the principal sum of Fifty Thousand dollars ($50,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance. Simple interest shall accrue at a rate of ten percent (10%) per annum. Accrued and unpaid interest shall be payable, together with a pro rata portion of the unpaid principal balance hereunder, on each of June 2, 2005, September 2, 2005, December 2, 2005 and March 2, 2006 (March 2, 2006 being sometimes referred to herein as the "Due Date"). This Note may be prepaid, in whole or in part, at any time without premium or penalty.

      8. Effect of Amendment. Except as expressly amended, restated or consented to in this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

      9. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

      10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      12. Entire Agreement. This Amendment, together with the Note and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.


By: /s/ James D. Durham
    --------------------------
    James D. Durham
    Chief Executive Officer


NOTEHOLDER:

THE DELUCA TRUST, JOSEPH M. DELUCA TRUSTEE, DATED 1/7/2000


By: /s/ Joseph M. DeLuca
    --------------------------
    Joseph M. DeLuca
    Trustee